08-Jan-96  /WLK                      PERFORMANCE CALCULATION

                          COLONIAL GLOBAL NATURAL RESOURCES FUND - CLASS A

                                      Fiscal Year End: 10/31/95

                                      Inception Date: 6/8/92


                                                                         SINCE INCEPTION
                         1 YEAR ENDED 10/31/95                          6/8/92 TO 10/31/95

                      Standard        Non-Standard               Standard         Non-Standard
                       -------------   --------------------       -------------    -------------------
   Initial Inv.       $1,000.00       $1,000.00                  $1,000.00        $1,000.00
   Max. Load               5.75%                                      5.75%

   Amt. Invested        $942.50       $1,000.00                    $942.50        $1,000.00
   Initial NAV           $13.16          $13.16                     $10.00           $10.00
   Initial Shares        71.619          75.988                     94.250          100.000

   Shares From Dist.      2.024           2.147                      5.549            5.887
   End of Period NAV     $12.43          $12.43                     $12.43           $12.43

   Total Return           -8.46%          -2.88%                     24.05%           31.62%
   Average Annual
    Total Return          -8.46%          -2.88%                      6.54%            8.42%


08-Jan-96  /WLK                           PERFORMANCE CALCULATION

                               COLONIAL GLOBAL NATURAL RESOURCES FUND - CLASS B

                                           Fiscal Year End: 10/31/95

                                           Inception Date: 6/8/92


                                                                                  SINCE INCEPTION
                                    1 YEAR ENDED 10/31/95                        6/8/92 TO 10/31/95

                                 Standard         Non-Standard            Standard         Non-Standard
                                 ----------       ------------            ----------       ------------
             Initial Inv.        $1,000.00        $1,000.00               $1,000.00        $1,000.00

             Amt. Invested       $1,000.00        $1,000.00               $1,000.00        $1,000.00
             Initial NAV            $13.11           $13.11                  $10.00           $10.00
             Initial Shares         76.278           76.278                 100.000          100.000

             Shares From Dist.       1.619            1.619                   3.674            3.674
             End of Period NAV      $12.38           $12.38                  $12.38           $12.38

             CDSC                     4.73%                                    3.00%
             Total Return            -8.29%           -3.56%                  25.35%           28.35%

             Average Annual
              Total Return           -8.29%           -3.56%                   6.87%            7.62%

